FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2011

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9712 (Commission File Number)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth below under Item 8.01 is incorporated herein to the extent applicable.

Item 8.01.               Other Events

On April 18, 2011, United States Cellular Corporation (“U.S. Cellular”) issued a press release announcing (i) the appointment of Carter S. Elenz as Executive Vice President - Sales and Customer Service, effective April 15, 2011, and (ii) the expected appointment of Alan D. Ferber as Executive Vice President – Chief Strategy and Brand Officer, pursuant to an action by the U.S. Cellular Board of Directors expected to be taken on May 17, 2011.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  April 20, 2011

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following Exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated April 18, 2011